Exhibit 3.2 Exhibit 3.2AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ARMSTRONG LAND COMPANYENERGY, INC. Adopted September 30, 2011 FIRST: The name of the corporation (the “Corporation”) is Armstrong Land Company, Inc. ARMSTRONG ENERGY, INC., a Delaware corporation (the “Corporation”), hereby certifies as follows: 1. The name of the Corporation is Armstrong Energy, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was September 30, 2011. The Corporation was originally incorporated under the name Armstrong Land Company, Inc. 2. This Amended and Restated Certificate of Incorporation of the Corporation (this “Certificate”), which restates, integrates and further amends the Certificate of Incorporation of the Corporation as heretofore amended, has been duly adopted by the Corporation’s Board of Directors (the “Board”) and by the stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”). 3. The text of the Certificate of Incorporation of the Corporation as heretofore amended is hereby amended, integrated and restated to read in its entirety as follows: FIRST: The name of the Corporation is Armstrong Energy, Inc. SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company. THIRD: The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”)DGCL. FOURTH: The total number of shares of all classes ofcapital stock whichthat the Corporation shall have authority to issue is 71,000,000 shares, consisting solely of (i) 70,000,000 shares of Common Stock, par value $.01 per share (the “Common Stock”), and (ii) 1,000,000 shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”). Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of Common Stock or Preferred Stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of Common Stock or Preferred Stock from

2 such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine. FIFTH: The powers, preferences and rights, and the qualifications, limitations and restrictions, of each class of the Common Stock are as follows: (a) No Cumulative Voting. The holders of shares of Common Stock shall not have cumulative voting rights. (b) Dividends; Stock Splits. Subject to any other provisions of this Certificate, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor. (c) Liquidation, Dissolution, etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors, in proportion to the number of shares held by them, respectively. (d) Merger. In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of each share of Common Stock shall be entitled to receive the same per share consideration on a per share basis. (e) No Preemptive or Subscription Rights. No holders of shares of Common Stock shall be entitled to preemptive or subscription rights. SIXTH: The Board of Directors The Board is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares thereof: (a) and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof; (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited; (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class; (d) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption; (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation; (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall

3 be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof; (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange; (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class; (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and (j) any other powers,voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional andor other special rights, if any, and any qualifications, limitations andor restrictions thereof. , of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. SEVENTHFIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders: (a) (a) Management. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. (b) (b) Number of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the The number of directors of the Corporation shall be established at seven, but thereafter may be changed to any number not less than one nor more than nine as fixed from time to time by or pursuant to the Bylaws of the Corporation. Each director, other than a director who may be elected by the holders of any series of Preferred Stock, or pursuant to the terms of any stockholders’ agreement, under specified circumstances, shall hold office until his successor is elected and qualified or until his earlier death, retirement, resignation or removal. fixed by the Board or by the holders

4 of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide. The directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The initial assignment of members of the Board of Directors to each such class shall be made by the Board of Directors. The term of office of the initial Class I directors shall expire at the first regularly-scheduled annual meeting of the stockholders following the adoption of this Certificate, the term of office of the initial Class II directors shall expire at the second annual meeting of the stockholders following the adoption of this Certificate, and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders following the adoption of this Certificate. At each annual meeting of stockholders, commencing with the first regularly-scheduled annual meeting of stockholders following the adoption of this Certificate, each of the successors elected to replace the directors of a Class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. If the number of directors that constitutes the Board of Directors is changed, any newly created directorships or decrease in directorships shall be so apportioned by the Board of Directors among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director, and at no time shall a majority of the Board of Directors be subject to election at a single annual meeting. (c) Term of Directors. From and after the effectiveness of the amendment to, or restatement of, this Certificate first inserting this sentence, (i) each director shall be elected to a term expiring at the next annual meeting of stockholders, or until such director’s successor is duly elected and qualified and (ii) each director (including any director who was elected to a term expiring at the third annual meeting of stockholders following such director’s election or otherwise elected or appointed as a director at a time when the Board was divided into classes in accordance with Section 141(d) of the DGCL) shall be removable, at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. (c) Stockholder Nomination of Directors and Introduction of Business. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

5 (d) (d) Bylaws. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, alter, amend and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to adopt, alter, amend and repeal the Bylaws. only with the affirmative vote of holders of not less than 50% in voting power of the then outstanding shares of stock entitled to vote thereon, voting as a single class. (e) Powers of Directors. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the statutes of Delaware, this Certificate, any stockholders’ agreement and any Bylaws adopted by the stockholders; provided, however, that no Bylaws thereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted. (f) Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. (e) Vacancies. Any vacancies in the Board for any reason, and any newly created directorships resulting from any increase in the authorized number of Directors, may be filled (i) by a majority of the Directors then in office, though less than a quorum or by a sole remaining Director, (ii) by the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, or (iii) in accordance with any voting agreement of the stockholders. EIGHTHSIXTH: (a) (a) Elimination of Certain Liability of Directors. To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of duty as a director. Without limiting the foregoing in any respect, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

6 (b) Indemnification and Insurance. (i) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, or serves, in any capacity, any corporation, partnership or other entity in which the Corporation has a partnership or other interest, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, the Corporation shall indemnify any such person seeking indemnification pursuant to this subsection (b)(i) in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The Corporation may, by action of itsthe Board of Directors, provide indemnification to employees or agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers. (ii) Nonexclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article EIGHTHSIXTH shall not be exclusive of any right which any person may have or hereafter acquire under any statute, provision of thethis Certificate, by-lawthe Bylaws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise. (iii) (iii) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. (iv) (iv) Severability. If any Any subsection of this subsection (b) of this Article EIGHTHSIXTH shall be deemed to be invalid or ineffective in any proceedings, the remaining subsections hereof shall not be affected and shall remain in full force and effect. (v) Indemnification Agreements. The Corporation may enter into indemnification agreements with its directors and officers, as it may deem appropriate.

7 NINTH:SEVENTH: Notwithstanding anything contained in this Certificate or the Bylaws of the Corporation to the contrary (and in addition to any other vote that may be required by applicable law or this Certificate), the affirmative vote of the holders of at least 75more than 50% in voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Article VI, Article VII, Article IX and Article XI or to adopt any provision inconsistent therewith. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the Corporation. Notwithstanding anything contained in this Certificate to the contrary, the affirmative vote of the holders of at least 75% in voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal any provisions of the bylaws which is to the same effect as Article VI, Article VII, Article IX and Article XI of this Certificate or to adopt any provision inconsistent therewith. any provision of this Certificate. TENTH: The Corporation hereby elects not to be subject to the provisions of Section 203 of the Delaware Code. ELEVENTH: Any action required or permitted to be taken by the holders of the Common Stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors or a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the bylaws of the Corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons. EIGHTH: The Corporation hereby elects not to be subject to the provisions of Section 203 of the Delaware Code. NINTH: Any action that may be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and such consent or consents are delivered in accordance with Section 228 of the DGCL. No other provision of this Certificate and no provision of the Bylaws of the Corporation (including, without limitation, no provision relating to the establishment of a record date for determining the stockholders entitled to take action by consent or relating to any type of review or inspection of any such consent) shall prohibit, limit or delay, in any manner or to any extent, the effectiveness of any consent of stockholders.

8 TWELVETH: (a) Renouncement of Business Opportunities. The Corporation hereby renounces any interest or expectancy in any business opportunity, transaction or other matter in which any Designated Party participates or desires or seeks to participate in and that involves any aspect of the coal mining or energy business (each, a “Business Opportunity”) other than a Business Opportunity that (i) is first presented to a Designated Party solely in such person’s capacity as a director of the Corporation or its Subsidiaries and with respect to which, at the time of such presentment, no other Designated Party has independently received notice of or otherwise identified such Business Opportunity or (ii) is identified by a Designated Party solely through the disclosure of information by or on behalf of the Corporation (each Business Opportunity other than those referred to in clauses (i) or (ii) are referred to as a “Renounced Business Opportunity”). No Designated Party shall have any obligation to communicate or offer any Renounced Business Opportunity to the Corporation, and any Designated Party may pursue a Renounced Business Opportunity. The Corporation shall not be prohibited from pursuing any Business Opportunity with respect to which it has renounced any interest or expectancy as a result of this Article XII. Nothing in this Article XII shall be construed to allow any director to usurp a Business Opportunity of the Corporation or its Subsidiaries solely for his or her personal benefit. TENTH: (b) Consent. Any Person purchasing or otherwise acquiring any interest in shares of the Common Stock of the Corporation shall be deemed to have consented to these provisions. (c) Amendment. Any proposed amendment to this Article XII shall require the approval of at least 67% of the outstanding voting stock of the Corporation entitled to vote generally in the election of directors. (d) Term. The provisions of this Article XII shall terminate and be of no further force and effect at such time as no Designated Party serves as a director (including Chairman of the Board) of the Company or its Subsidiaries. (a) Corporate Opportunities. Designated Parties (defined below) may own substantial equity interests in other entities and may make investments and enter into advisory service agreements and other agreements from time to time. Certain Designated Parties may also serve as employees, partners, officers or directors of other companies and, at any given time, certain Designated Parties may be in direct or indirect competition with the Corporation and/or its subsidiaries. The Corporation waives, to the maximum extent permitted by law, the application of the doctrine of corporate opportunity (or any analogous doctrine) with respect to the Corporation to the Designated Parties. As a result of such waiver, no Designated Party shall have any obligation to refrain from: (A) engaging in or managing the same or similar activities or lines of business as the Corporation or any of its subsidiaries or developing or marketing any products or services that compete (directly or indirectly) with those of the Corporation or any of its subsidiaries; (B) investing in or owning any (public or private) interest in any Person engaged in the same or similar activities or lines of business as, or

9 otherwise in competition with, the Corporation or any of its subsidiaries (including any Designated Party, a “Competing Person”); (C) developing a business relationship with any Competing Person; or (D) entering into any agreement to provide any service(s) to any Competing Person or acting as an officer, director, member, manager or advisor to, or other principal of, any Competing Person, regardless (in the case of each of (A) through (D)) of whether such activities are in direct or indirect competition with the business or activities of the Corporation or any of its subsidiaries (the activities described in (A) through (D) are referred to herein as “Specified Activities”). To the fullest extent permitted by law, the Corporation hereby renounces (for itself and on behalf of its subsidiaries) any interest or expectancy in, or in being offered an opportunity to participate in, any Specified Activity that may be presented to or become known to any Designated Party. (b) (e) Definitions. As used in this Article XIITENTH, the following definitions shall apply: (i) “Affiliate” means, with respect to a specified personPerson, a personPerson that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified, and any directors, officers, partners or 5% or more owners of such person. such specified Person; with respect to any Designated Party, an “Affiliate” shall include (1) any Person who is the direct or indirect ultimate holder of “equity securities” (as such term is described in Rule 405 under the Securities Act of 1933, as amended) of such Designated Party, and (2) any investment fund, alternative investment vehicle, special purpose vehicle or holding company that is directly or indirectly managed, advised or controlled by such Designated Party, including any portfolio company. (i)(ii) “Designated Parties” means any investment fund sponsored or managed by Yorktown Partners LLC and any member of the Board who is not at the time an officer of the Corporation, and their respective Affiliates (other than the Corporation) and all of their respective interests in other entities (existing and future) that participate in the energy industry, as applicable. (ii) “Designated Parties” means Anson M. Beard, Jr., James C. Crain, Richard F. Ford, Bryan H. Lawrence, all Affiliates of the foregoing, Yorktown Energy Partners VI, L.P., Yorktown Energy Partners VII, L.P., Yorktown Energy Partners VIII, L.P., Elk Creek, L.P., any other investment fund sponsored or managed by Yorktown Partners LLC, including any fund still to be formed, and such other persons as the Board of Directors of the Corporation shall, from time to time, determine by resolution. (ii)(iii) (iii) “Person” means anany individual, corporation, partnership, limited liability company, trust, joint venture,

10 unincorporated organizationfirm, association, or other legal or business entity. (iii)(iv) (iv) “Subsidiary” or “Subsidiaries” means, with respect to any Person, any other Person the majority of the voting securities of which are owned, directly or indirectly, by such first Person. THIRTEENTH: This Certificate of Incorporation shall be effective at 12:00 a.m., Eastern Standard Time, October 1, 2011. (c) Notice. To the fullest extent permitted by applicable law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of, and to have consented to, the provisions of this Article TENTH. ELEVENTH: (a) Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, or any directors, officers or employees or agents of the Corporation arising pursuant to any provision of the DGCL, this Certificate or the Bylaws of the Corporation, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees or agents governed by the internal affairs doctrine, except as to each of (i) through (iv) above, for any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or over which the Court of Chancery does not have subject matter jurisdiction. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article ELEVENTH. If any provision or provisions of this Article ELEVENTH shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article ELEVENTH (including, without limitation, each portion of any sentence of this Article ELEVENTH containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

11 (b) Stockholder Consent to Personal Jurisdiction. To the fullest extent permitted by law, if any action the subject matter of which is within the scope of subsection (a) above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce subsection (a) above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ARMSTRONG ENERGY, INC. SIGNATURE PAGE IN WITNESS WHEREOF, the Corporation has caused this certificateAmended and Restated Certificate of Incorporation to be signed by its duly authorized officer as of September 30, 2011.June 7, 2017. ARMSTRONG LAND COMPANY, INC. /s/ Martin D. Wilson Martin D. Wilson, President 7733 Forsyth Blvd., Suite 1625 St. Louis, Missouri 63105 ARMSTRONG ENERGY, INC. By: /s/ Martin D. Wilson Name: Martin D. Wilson Title: President and CEO